REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 1, 2024, by and between Onity Group Inc., a Florida corporation (the “Company”), SHAP 2018-1, LLC, a Delaware limited liability company (“SHAP”), Waterfall Eden Master Fund, Ltd., Waterfall Sandstone Fund, L.P., Waterfall Rock Island, LLC and Waterfall Victoria Master Fund, Ltd. (each, a “Waterfall Fund” and collectively, the “Waterfall Funds”).
WHEREAS, this Agreement is entered into in connection with that certain Amended and Restated Asset Purchase Agreement, dated as of November 1, 2024 (the “Purchase Agreement”) among and between the Company, PHH Mortgage Corporation (“PMC”), Mortgage Assets Management, LLC, SHAP and the Waterfall Funds;
WHEREAS, the Company has filed with the Secretary of State of the State of Florida Articles of Designation, Preferences and Rights of Series B Perpetual Preferred Stock (the “Articles of Designation”) to the Company’s Amended and Restated Articles of Incorporation, establishing a series of preferred stock of the Company designed as “Series B Perpetual Preferred Stock (the “Preferred Stock”);
WHEREAS, in consideration for sale of assets to PMC pursuant to the Purchase Agreement, the Company has issued on the date hereof shares of Preferred Stock to SHAP (or its designees) (the total number of shares of Preferred Stock issued to SHAP (or its designees) pursuant to the Purchase Agreement, the “Preferred Shares”); and
WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to provide for the registration of the Preferred Shares and other rights set forth in this Agreement for the benefit of the Holders pursuant to this Agreement;
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For avoidance of doubt, for purposes of this Agreement, (i) the Company, on the one hand, and SHAP, the Waterfall Funds and their respective Affiliates, on the other hand, shall not be considered Affiliates and (ii) any fund, entity or account (or portion of any of the foregoing) managed, advised or sub-advised, directly or indirectly, by any Holder or any of its Affiliates shall be considered an Affiliate of such Holder (as the case may be).
“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Alternative Transaction” means a block trade, agented transaction, sale directly into the market, a purchase or sale by a broker, a derivative transaction, a short sale, a stock loan or stock pledge transaction and sales not involving a public offering.
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“Alternative Transaction Counterparty” means each counterparty in an Alternative Transaction.
“Articles of Designation” has the meaning specified therefor in the whereas clauses of this Agreement.
“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Common Stock” means the Company’s common stock, par value $0.01 per share.
“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Effective Date” means, with respect to a particular Registration Statement, the date of effectiveness of such Registration Statement.
“Effectiveness Period” means the period beginning on the Effective Date for a Registration Statement and ending at the time all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities pursuant to Section 1.02 of this Agreement.
“Electing Holders” has the meaning specified therefor in Section 2.03 of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
“Holder” means the record holder of any Registrable Securities. In accordance with Section 3.05 of this Agreement, for purposes of determining the availability of any rights and applicability of any obligations under this Agreement, including for purposes of calculating the amount of Registrable Securities held by a Holder, a Holder’s Registrable Securities shall be aggregated together with all Registrable Securities held by other Holders who are Affiliates of such Holder.
“Launch” has the meaning specified therefor in Section 2.03 of this Agreement.
“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.
“Listing Request” means a written request by any Holder to the Company requesting the Company to list the Preferred Shares on the NYSE, which must include information required by Section 2.01(b).
“Listing Requirements” means the eligibility requirements for the listing (and continued listing) of the Preferred Shares on the NYSE.
“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.
“NYSE” means the New York Stock Exchange.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“PMC” has the meaning specified therefor in the whereas clauses of this Agreement.

“Post-Launch Withdrawing Selling Holders” has the meaning specified therefor in Section 2.03 of this Agreement.
“Preferred Shares” has the meaning specified therefor in the whereas clauses of this Agreement.
“Preferred Stock” has the meaning specified therefor in the whereas clauses of this Agreement.
“Purchase Agreement” has the meaning specified therefor in the whereas clauses of this Agreement.
“Registrable Securities” means the Preferred Shares and includes any type of ownership interest issued to Holders as a result of Section 3.04 of this Agreement.
“Registration Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.
“Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Selling Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Securities under a Registration Statement pursuant to the terms of this Agreement.
“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.08(a) of this Agreement.
“Shared Registration Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.
“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).
“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Registrable Securities are sold to one or more underwriters on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
“Underwritten Offering Maximum Offering Size” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“Underwritten Offering Notice” has the meaning specified therefor in Section 2.03 of this Agreement.
“Waterfall Funds” has the meaning specified therefor in the introductory paragraph of this Agreement.
Section 1.02 Registrable Securities. Any Registrable Security shall cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; or (b) when such Registrable Security has been sold or disposed of (excluding transfers or assignments by a Holder to an Affiliate) pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) under circumstances in which all of the applicable conditions of Rule 144 or any such successor or similar provision (as then in effect ) are met and the transferee receives Preferred Shares that are not “restricted securities” under the Securities Act.

ARTICLE II
REGISTRATION RIGHTS
Section 2.01 Registration Rights.
(a) Shelf Registration. The Company shall prepare and file with the SEC a Shelf Registration Statement registering the public resale of all Registrable Securities on the terms and conditions specified in this Section 2.01 (a “Registration Statement”) and shall use its commercially reasonable efforts to cause such Registration Statement to become effective or be declared effective by the SEC within 180 days of the date of this Agreement (the date the Registration Statement becomes or is declared effective, the “Effective Date”). The Registration Statement filed with the SEC pursuant to this Section 2.01(a) shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a prospectus in such form as to permit any Selling Holder covered by such Registration Statement to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the Effective Date for such Registration Statement.
Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Registrable Securities proposed to be registered under such Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Registrable Securities held by any Holder or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the SEC. In such event, the number of Registrable Securities to be registered for each Selling Holder named in the Registration Statement shall be reduced pro rata among all such Selling Holders on the basis of the number of Registrable Securities held by each such Selling Holder or in such other manner as such Selling Holders may agree. In the event the SEC informs the Company that all of such Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale on the Registration Statement, the Company agrees to promptly inform the Selling Holders thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale such shares as a secondary offering. In accordance with the foregoing, the Company will use its reasonable best efforts to make inquiries and communicate with the SEC, including following the consummation of a disposition of any registered Registrable Securities, in order to register all such Registrable Securities of the Selling Holders as soon as the SEC no longer prevents the Company from including such Registrable Securities proposed to be registered under such Registration Statement.
A Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Selling Holders, including by way of an Underwritten Offering, if such an election has been made pursuant to Section 2.03 of this Agreement, and by way of Alternative Transactions. During the Effectiveness Period, the Company shall use commercially reasonable efforts to cause a Registration Statement filed pursuant to this Section 2.01(a) to remain effective, and to be supplemented and amended to the extent necessary (including post-effective amendments) to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Securities until the date on which all Registrable Securities have ceased to be Registrable Securities. Within two Business Days of the Effective Date of a Registration Statement, the Company shall notify the Selling Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). If the Managing Underwriter of any proposed Underwritten Offering of Registrable Securities determines in good faith that the inclusion of all of the Selling Holders’ Registrable Securities that the Selling Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the Registrable Securities (such number, the “Underwritten Offering Maximum Offering Size”), then the Registrable Securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Company and the Holders in its good faith opinion can be sold without having such adverse effect, with such number to be allocated among such Selling Holders pro rata on the basis of the number of Registrable Securities held by each such Selling Holder or in such other manner as such Selling Holders may agree.
(b) Listing Rights. Within 45 days of receipt of a Listing Request, the Company will use commercially reasonable efforts to have the Preferred Shares listed on the NYSE, provided that, notwithstanding the foregoing, the Company shall not be required to effect such listing prior to the Effective Date of the Registration Statement. Any such Listing Request shall include such information regarding the Holders, the number of Holders, the market value or expected market value of the Preferred Shares and the proposed distribution of the Registrable Securities and any other information as shall be necessary to satisfy the Listing Requirements of the NYSE or indicate that such Listing Requirements will be satisfied following the consummation of a pending Underwritten Offering. The Company may require the Selling Holders to furnish in writing to the Company such information regarding such Holders and the proposed distribution of Registrable Securities by such Holders as required to satisfy the Listing Requirements of the Preferred Shares and to effect the listing of the Preferred Shares on the NYSE and each Selling Holder agrees to furnish promptly to the Company all such information upon request.
Section 2.02 Suspension Rights.
Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to (i) all Holders whose Registrable Securities are to be included in a Registration Statement, delay the filing or effectiveness of a Registration Statement required under Section 2.01(a), or (ii) any Holder whose Registrable Securities are included in a Registration Statement or other registration statement contemplated by this Agreement, suspend such Holder’s use of any prospectus that is a part of such Registration Statement or other registration statement (in which event the Holder shall discontinue sales of Registrable Securities pursuant to such Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) following the effectiveness of such Registration Statement or other registration statement if the Company (x) is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company; provided, however, in no event, during any rolling twelve-month period, shall the filing or effectiveness of such Registration Statement be delayed, or such Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement or other registration statement on more than two occasions, for more than 90 calendar days in any one instance, or for more than an aggregate of 120 calendar days. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within two Business Days of such disclosure or termination, to the Selling Holders whose Registrable Securities are included in such Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
Section 2.03 Underwritten Offerings.
In the event that any Holder or group of Holders (the “Electing Holders”) elect to sell their Registrable Securities in an Underwritten Offering which is expected to yield gross proceeds of at least $10.0 million, the Company shall, upon request by the Electing Holders (such request, an “Underwritten Offering Notice”), retain underwriters to permit the Electing Holders to effect such sale through an Underwritten Offering; provided, however, that each Holder, together with its Affiliates, shall have the option and right to require the Company to effect not more than two Underwritten Offerings. Notwithstanding the foregoing, an Underwritten Offering shall not be deemed to have occurred if the Underwritten Offering Maximum Offering Size is reduced in accordance with Section 2.01(a) such that less than fifty percent (50%) of the Registrable Securities of the Electing Holders sought to be included in such registration are included. Upon delivery of such Underwritten Offering Notice to the Company, the Company shall as soon as practicable (but in no event later than five Business Days following the date of delivery of the Underwritten Offering Notice to the Company) deliver notice of such Underwritten Offering Notice to all other Holders, who shall then have five Business Days from the date that such notice is given to them to notify the Company in writing of the number of Registrable Securities held by such Holder that they want to be included in such Underwritten Offering. Any Holders notified about an Underwritten Offering by the Company after the Company has received the corresponding Underwritten Offering Notice may participate in such Underwritten Offering, but shall not count toward the $10.0 million of Registrable Securities required under this Section 2.03 to request an Underwritten Offering pursuant to an Underwritten Offering Notice. In connection with any Underwritten Offering under this Agreement, the Holders of a majority of the Registrable Securities being sold in such Underwritten Offering shall be entitled to select the Managing Underwriter or Underwriters, but only with the consent of the Company, which shall not be unreasonably withheld, delayed or conditioned. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Company shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities whose offer and resale will be registered, on its behalf, its intended method of distribution and any other representation required by Law, or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 2.08. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company, the Electing Holders and the Managing Underwriter; provided, however, that any such withdrawal must be made no later than the Business Day prior to the time of pricing of such Underwritten Offering. No such withdrawal or abandonment shall affect the Company’s obligation to pay Shared Registration Expenses pursuant to Section 2.07; provided, however, that if (A) certain Selling Holders withdraw from an Underwritten Offering after the public announcement at launch (the “Launch”) of such Underwritten Offering (such Selling Holders, the “Post-Launch Withdrawing Selling Holders”), and (B) all Selling Holders withdraw from such Underwritten Offering prior to pricing, other than in either clause (A) or (B) as a result of the occurrence of any event that would reasonably be expected to permit the Company to exercise its rights to suspend the use of a Registration Statement as described in Section 2.02, then the Post-Launch Withdrawing Selling Holders shall pay for all reasonable Shared Registration Expenses incurred by the Company during the period from the Launch of such Underwritten Offering until the time all Selling Holders withdraw from such Underwritten Offering.
Section 2.04 Sale Procedures.
In connection with its obligations under this Article II, the Company shall, as expeditiously as possible:
(a)     use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;
(b)     if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering (or Alternative Transaction) from a Registration Statement and the Managing Underwriter (or Alternative Transaction Counterparty) at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter (or Alternative Transaction Counterparty), inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering (or Alternative Transaction) of such Registrable Securities, the Company shall use its reasonable best efforts to include such information in such prospectus supplement;
(c)     furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;
(d)     if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering (or Alternative Transaction), the Managing Underwriter (or Alternative Transaction Counterparty), shall reasonably request; provided, however, that the Company shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)     promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
(f)     immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by such Selling Holder under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(g)     upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(h)     in the case of an Underwritten Offering (or an Alternative Transaction, to the extent customary for such Alternative Transaction), furnish, or use its reasonable best efforts to cause to be furnished, to the underwriters (or the Alternative Transaction Counterparties, as the case may be) upon request, (i) an opinion of counsel for the Company dated the date of the closing under the agreement governing such sale and (ii) a “comfort” letter, dated the pricing date of the relevant transaction and a letter of like kind dated the date of the closing under the agreement governing such sale, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as would be customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters (or Alternative Transaction Counterparties, as the case may be) in transactions of the type contemplated by such Underwritten Offering or Alternative Transaction (as the case may be) and such other matters as such underwriters and Selling Holders may reasonably request;
(i)     otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, covering a period of twelve months beginning within three months after the Effective

Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(j)     make available to the appropriate representatives of the Managing Underwriter (or Alternative Transaction Counterparties) and Selling Holders access to such information and the Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;
(k)     provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the Effective Date of such registration statement;
(l)     enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities (including, making appropriate officers of the Company available to participate in any “road show” presentations before analysts, and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities)), provided, however, that in the event the Company, using reasonable best efforts, is unable to make such appropriate officers of the Company available to participate in connection with any “road show” presentations and other customary marketing activities (whether in person or otherwise), the Company shall make such appropriate officers available to participate via conference call or other means of communication in connection with no more than one “road show” presentation per Underwritten Offering or Alternative Transaction;
(m)     if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;
(n)     if reasonably required by the Company’s transfer agent, the Company shall promptly deliver any authorizations, certificates, opinions or directions required by the transfer agent which authorize and direct the transfer agent to transfer Registrable Securities without legend upon sale by the Holder of such Registrable Securities under a Registration Statement; and
(o)    in connection with any sale or transfer of Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being sold or transferred no longer being Registrable Shares, cooperate with the Selling Holders and the representative(s) of the underwriters, if any, to (i) facilitate the timely, (A) in the case of Registrable Shares held through a depositary, transfer of such equivalent Registrable Shares with an unrestricted CUSIP, or (B) in the case of certificated Registrable Shares, preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any restrictive transfer legends, and (ii) enable such Registrable Shares to be in such denominations and registered in such names as the Selling Holders and the representative(s) of the underwriters, if any, may request at least three Business Days prior to any sale of the Registrable Shares.
Notwithstanding anything to the contrary in this Section 2.04, the Company shall not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Holder’s consent. If the staff of the SEC requires the Company to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on such Registration

Statement and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence with respect to the Company at the time such Holder’s consent is sought.
Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.04(f), shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(f) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder shall, or shall request the Managing Underwriter, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
Section 2.05 Cooperation by Holders.
The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.02(a) who has failed to timely furnish after receipt of a written request from the Company such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act, including, without limitation, the completion and submission by such Holder of any Selling Holder questionnaire required by the Company.
Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities.
Each Holder of Registrable Securities that participates in an Underwritten Offering, upon the request of the underwriters in such offering, will enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 60 calendar-day period beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of any Underwritten Offering (or such shorter period specified by the Managing Underwriter for such Underwritten Offering), provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.
Section 2.07 Expenses.
(a) Expenses. All Registration Expenses, other than Shared Registration Expenses, shall be paid soley by the Company. All Shared Registration Expenses, regardless of whether any sale is made in the Underwritten Offering or Alternative Transaction, shall be borne one-half by the Company and one-half by the Selling Holders (pro rata based upon each Selling Holder’s respective portion of Registrable Securities offered). Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. Each Selling Holder’s pro rata allocation of Shared Registration Expenses or Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale. In addition, the Company shall not be responsible for the legal fees incurred by Holders in connection with the exercise of such Holders’ right hereunder.

(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01(a) and the disposition of such Registrable Securities, including, without limitation, all registration, filing, NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes, the fees and disbursements of counsel for the Company and independent public accountants for the Company, provided, however, that such Registration Expenses shall exclude (i) Selling Expenses and (ii) the Registration Expenses of an Underwritten Offering (or Alternative Transaction). “Shared Registration Expenses” means the Registration Expenses of an Underwritten Offering or Alternative Transaction, plus the expenses of any special audits or “comfort” letters required by or incident to such Underwritten Offering or Alternative Transaction, and the fees and disbursements of counsel for the Selling Holders. “Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities and fees and disbursements of counsel to the Selling Holders.
Section 2.08 Indemnification.
(a)     By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which includes documents incorporated by reference in) such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and shall reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company shall not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in such Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.
(b)     By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
(c)     Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary, (ii) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (iii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, and does not contain any admission of wrongdoing by, the indemnified party.
(d)     Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)     Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.09 Rule 144 Reporting.
With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
(a)     make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), at all times from and after the date hereof;
(b)     file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and
(c)     so long as a Holder owns any Registrable Securities, furnish, promptly upon request, (x) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (it being understood that the availability of such report on the SEC’s EDGAR system shall satisfy this requirement) and (z) such other information as may be necessary to permit any Holder to sell such securities pursuant to Rule 144 without registration.
Section 2.10 Transfer or Assignment of Registration Rights.
The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Article II may be transferred or assigned by such Holders to one or more Affiliates as transferees or assignees of Registrable Securities, subject to the transfer restrictions provided in the Purchase Agreement, provided, however, that (a) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each of the transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned and (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of the Holder under this Agreement.
ARTICLE III
MISCELLANEOUS
Section 3.01 Communications.
All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:
(a) if to the Waterfall Funds:

Waterfall Eden Master Fund, Ltd.
Waterfall Sandston Fund, L.P.
Waterfall Rock Island, LLC
Waterfall Victoria Master Fund, Ltd.
c/o Waterfall Asset Management, LLC
1251 Avenue of the Americas, 50th Floor
New York, NY 10020
Attention: Jason M. Ebert
Email: notices@waterfallam.com

with a copy to (which shall not constitute notice):
Alston & Bird LLP
90 Park Avenue
New York, NY 10016
Attn: Michael Kessler, David E. Brown, Jr.
E-Mail Address: michael.kessler@alston.com; david.brown@alston.com

(b) if to SHAP:
SHAP 2018-1, LLC
c/o Waterfall Asset Management, LLC
1251 Avenue of the Americas, 50th Floor
New York, NY 10020
Attention: Jason M. Ebert
Email: notices@waterfallam.com

with a copy to (which shall not constitute notice):
Alston & Bird LLP
90 Park Avenue
New York, NY 10016
Attn: Michael Kessler, David E. Brown, Jr.
E-Mail Address: michael.kessler@alston.com; david.brown@alston.com

(c) if to a transferee of any Holder, to such Holder at the address provided pursuant to Section 2.10 above; and

(d) if to the Company:
Onity Group Inc.
1661 Worthington Road, Suite 100
West Palm Beach, FL 33409
Attn: Joseph Samarias, Leah E. Hutton

with a copy to (which shall not constitute notice):
Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: John Berkery
Telephone: (212) 506-2552
Facsimile: (212) 849-5552
Email: jberkery@mayerbrown.com
All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.
Section 3.02 Successor and Assigns.
This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.03 Assignment of Rights.
All or any portion of the rights and obligations of any Holder under this Agreement may be transferred or assigned by such Holder only in accordance with Section 2.10 hereof.
Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Registrable Securities.
The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Company or any successor or assign of the Company (whether by merger, acquisition, consolidation, reorganization, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.
Section 3.05 Aggregation of Registrable Securities.
All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.
Section 3.06 Specific Performance.
Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
Section 3.07 Counterparts.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile or .pdf counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 3.08 Headings.
The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.09 Governing Law.
This Agreement, including all issues and questions concerning its application, construction, validity, interpretation and enforcement, shall be construed in accordance with, and governed by, the laws of the State of New York.
Section 3.10 Severability of Provisions.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.11 Entire Agreement.
This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.12 Amendment.
This Agreement may be amended only by means of a written amendment signed by the Company and the Holders who have become parties to this Agreement that hold a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
Section 3.13 No Presumption.
If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
Section 3.14 Interpretation.
Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents,

contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The words “include,” “includes” and “including” or words of similar import shall be deemed to be followed by the words “without limitation.” Whenever any determination, consent or approval is to be made or given by any Holder under this Agreement, such action shall be in such Holder’s sole discretion unless otherwise specified. Unless expressly set forth or qualified otherwise (e.g., by “Business” or “trading”), all references herein to a “day” are deemed to be a reference to a calendar day.
Section 3.15 Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

ONITY GROUP INC.

By:	/s/ Aaron Wade
Name:	Aaron Wade
Title:	EVP and Chief Investment Officer

SHAP 2018-1, LLC.

By:	/s/ Kenneth Nick
Name:	Kenneth Nick
Title:	Vice President
WATERFALL EDEN MASTER FUND, LTD.

By:	/s/ Kenneth Nick
Name:	Kenneth Nick
Title:	Director

WATERFALL ROCK ISLAND, LLC

By:	/s/ Kenneth Nick
Name:	Kenneth Nick
Title:	Authorized Person

WATERFALL SANDSTONE FUND, L.P.

By:	/s/ Kenneth Nick
Name:	Kenneth Nick
Title:	Attorney-in-Fact

WATERFALL VICTORIA MASTER FUND, LTD.

By:	/s/ Kenneth Nick
Name:	Kenneth Nick
Title:	Director

[Signature Page to Registration Rights Agreement]